            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into the prospectus supplement dated August 26, 2003 to the Prospectus dated February 7, 2003 of GulfTerra Energy Partners, L.P. (formerly El Paso Energy Partners, L.P.), and the Subsidiary Guarantors listed therein of our reserve reports dated as of December 31, 2000, 2001 and 2002, each of which is included in the Annual Report on Form 10-K of GulfTerra Energy Partners, L.P. for the year ended December 31, 2002. We also consent to the reference to us under the heading of "Experts" in such prospectus supplement.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ Frederic D. Sewell
                                           -------------------------------------
                                           Frederic D. Sewell
                                           Chairman and Chief Executive Officer


Dallas, Texas
August 26, 2003